Exhibit 99.1

PhenixFIN Corporation Announces Fiscal First Quarter 2022 Financial Results

Board Expands Share Repurchase Program to $25 million

New York, NY, February 10, 2022 -- PhenixFIN Corporation (NASDAQ: PFX) (the "Company"), a publicly traded business development company, today announced its financial results for the fiscal first quarter of 2022.

Highlights

  During the first quarter, total investment income of $3.1 million; net investment income of $0.2 million
  Net asset value (NAV) of $148.5 million, or $58.99 per share as of December 31, 2021 vs. $57.08 per share as of September 30, 2021
  NAV per share has increased 11.4% over the twelve month period ended December 31, 2021 (since internalization)
  For the full calendar year, operating expenses declined 44% compared to the preceding twelve months
  Weighted average yield to maturity of 8.78% on debt investments
  Issued $57.5 million in aggregate principal amount of 5.25% unsecured notes due 2028 (NASDAQ: PFXNZ)

Subsequent Events:

  On February 9, 2022, the Board approved the expansion of the current repurchase program from $15 million to $25 million. Since announcing the plan on January 11, 2021 through February 8, 2022, the Company has repurchased 219,964 shares at an aggregate price of $8.7 million (8.08% of shares outstanding as of plan inception).

David Lorber, Chief Executive Officer of the Company, stated:

“After our first year as an internally managed BDC we have successfully repositioned a significant portion of the portfolio and reduced our cost structure. For the first twelve months of being an internally managed BDC, our operating expenses decreased by 44% as compared to the preceding twelve month period, from $12.5 million to $6.9 million. In addition, we launched FlexFIN, an operating company owned in partnership with Kwiat/Fred Leighton, generating attractive returns.”

Since our internalization on January 1, 2021, we have monetized 15 positions totaling $116.2 million and deployed capital into 21 new investments and 6 add on investments, aggregating $135.6 million.

Selected First Quarter 2022 Financial Results

For the quarter ended December 31, 2021, investment income totaled $3.1 million, of which $2.6 million was attributable to portfolio interest and dividend income and $0.5 million was attributable to fee and other income

For the quarter ended December 31, 2021, total net expenses were $2.9 million and total net investment income was $0.2 million

For the quarter ended December 31, 2021, the Company recorded a net realized gain of $15.2 million and net change in unrealized depreciation of $10.3 million.

Portfolio and Investment Activities

As of December 31, 2021, the fair value of the Company's investment portfolio totaled $175.4 million and consisted of 42 portfolio companies.

As of December 31, 2021, the Company had 6 portfolio company investments on non-accrual status with a fair market value of $10.4 million.

Liquidity and Capital Resources

At December 31, 2021, the Company had $59.4 million in cash and $55.2 million and $22.4 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and 6.125% unsecured notes due 2023, respectively.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, reduce operating expenses for a sustainable period of time, implement its investment objective, capitalize on investment opportunities, execute successfully its share repurchase program and perform well and operate effectively under an internalized management structure, FlexFIN’s ability to perform effectively and generate attractive returns and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	December 31, 2021 (Unaudited)	September 30, 2021
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $128,348,470 and $92,214,167, respectively)	$120,418,943	$84,152,678
Affiliated investments (amortized cost of $46,411,711 and $75,963,427, respectively)	17,569,686	57,595,245
Controlled investments (amortized cost of $66,991,021 and $39,490,097, respectively)	37,410,426	9,891,860
Total Investments at fair value	175,399,055	151,639,783
Cash and cash equivalents	59,380,000	69,433,256
Receivables:
Paydown receivable	3,885,645	292,015
Interest receivable	533,347	371,576
Dividends receivable	220,459	81,211
Due from Affiliate	137	-
Fees receivable	-	1,872,700
Other receivable	1,293	-
Other assets	1,242,845	1,401,746
Total Assets	$240,662,781	$225,092,287

Liabilities:
Notes payable (net of debt issuance costs of $2,380,843 and $412,795, respectively)	$77,640,957	$77,434,005
Interest and fees payable	385,729	-
Deferred revenue	386,156	-
Due to broker	12,089,033	1,586,000
Due to affiliates	-	280,323
Administrator expenses payable	127,965	67,920
Accounts payable and accrued expenses	922,416	1,416,524
Other liabilities	613,534	613,534
Total Liabilities	92,165,790	81,398,306

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,517,221 common shares outstanding	2,517	2,517
Capital in excess of par value	688,866,642	688,866,642
Total distributable earnings (loss)	(540,372,168)	(545,175,178)
Total Net Assets	$148,496,991	$143,693,981
Total Liabilities and Net Assets	$240,662,781	$225,092,287

Net Asset Value Per Common Share	$58.99	$57.08

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31
	2021	2020
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,015,692	$1,671,813
Payment in-kind	138,511	170,029
Affiliated investments:
Cash	122,147	352,291
Payment in-kind	97,028	-
Controlled investments:
Cash	553,638	1,190
Total interest income	1,927,016	2,195,323
Dividend income	702,930	10,263,501
Interest from cash and cash equivalents	2,739	940
Fee income	270,122	341,464
Other income	230,434	-
Total Investment Income	3,133,241	12,801,228

Expenses:
Base management fees	-	1,146,403
Interest and financing expenses	1,487,675	2,017,641
General and administrative expenses	196,559	377,934
Salaries and Benefits	505,875	-
Administrator expenses	68,866	484,412
Insurance expenses	158,904	485,012
Directors fees	208,500	475,717
Professional fees, net	306,751	(515,622)
Total expenses	2,933,130	4,471,497
Net Investment Income	200,111	8,329,731

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	484,513	3,893,722
Affiliated investments	14,737,897	(10,452,928)
Controlled investments	925	(40,147,570)
Total net realized gains (losses)	15,223,335	(46,706,776)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	131,963	(4,057,063)
Affiliated investments	(10,473,843)	(2,118,324)
Controlled investments	17,641	38,236,935
Total net change in unrealized gains (losses)	(10,324,239)	32,061,548
Loss on extinguishment of debt	(296,197)	(122,354)
Total realized and unrealized gains (losses)	4,602,899	(14,767,582)

Net Increase (Decrease) in Net Assets Resulting from Operations	$4,803,010	$(6,437,851)

Weighted Average Basic and diluted earnings per common share	$1.91	$(2.36)
Weighted Average Basic and diluted net investment income (loss) per common share	$0.08	$3.06
Weighted Average Common Shares Outstanding - Basic and Diluted	2,517,221	2,723,709